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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-69474) of our report dated February 23, 2001 relating to the financial statements of McDermott International, Inc., which appear in McDermott International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 23, 2001, except for
Note 4 as to which the date is April 5, 2001, relating to the financial statement schedule of McDermott International, Inc. which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 23, 2001 relating to the financial statements of The Babcock & Wilcox Company which appears as an exhibit in McDermott International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to the Registration Statement.



/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana
November 13, 2001